 As filed with the Securities and Exchange Commission on January 26, 2001.
                                                      Registration No. 333-96069

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                      POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT

                                   UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------


               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
               (Exact name of registrant as specified in charter)


                                ---------------

                    Internet Infrastructure HOLDRS SM Trust

                     [Issuer with respect to the receipts]

             Delaware                               6211                            13-5674085
   (State or other jurisdiction         (Primary Standard Industrial             (I.R.S. Employer
 of incorporation or organization)      Classification Code Number)           Identification Number)

                                ---------------


                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                                ---------------

                                Copies to:

             Andrea L. Dulberg, Esq.                               Andrew B. Janszky
                Corporate Secretary                               Shearman & Sterling
       Merrill Lynch, Pierce, Fenner & Smith                      599 Lexington Avenue
                   Incorporated                                 New York, New York 10022
                 250 Vesey Street                                    (212) 848-4000
             New York, New York 10281
                  (212) 449-1000
(Name, address, including zip code, and telephone
                     number,
    including area code, of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

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PROSPECTUS

                    [LOGO OF HOLDRS INTERNET INFRASTRUCTURE]

                       1,000,000,000 Depositary Receipts
                    Internet Infrastructure HOLDRS SM Trust

      The Internet Infrastructure HOLDRS SM Trust issues Depositary Receipts called Internet Infrastructure HOLDRS SM representing your undivided beneficial ownership in the common stock, of a group of specified companies that, among other things, provide software and related services, which allow Internet companies to better manage their Web sites and improve online communications. The Bank of New York is the trustee. You only may acquire, hold or transfer Internet Infrastructure HOLDRS in a round-lot amount of 100 Internet Infrastructure HOLDRS or round-lot multiples. Internet Infrastructure HOLDRS are separate from the underlying deposited common stocks that are represented by the Internet Infrastructure HOLDRS. For a list of the names and the number of shares of the companies that make up an Internet Infrastructure HOLDR, see "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS" starting on page 10.

      Investing in Internet Infrastructure HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

      Internet Infrastructure HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

      The Internet Infrastructure HOLDRS are listed on the American Stock Exchange under the symbol "IIH." On January 24, 2001, the last reported sale price of the Internet Infrastructure HOLDRS on the American Stock Exchange was $25.19.

                               ----------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

             The date of this prospectus is January 26, 2001.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of Internet Infrastructure HOLDRS...............................  10
The Trust..................................................................  17
Description of Internet Infrastructure HOLDRS..............................  17
Description of the Underlying Securities...................................  18
Description of the Depositary Trust Agreement..............................  20
Federal Income Tax Consequences............................................  24
ERISA Considerations.......................................................  27
Plan of Distribution.......................................................  28
Legal Matters..............................................................  28
Where You Can Find More Information........................................  28

                               ----------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Internet Infrastructure HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Internet Infrastructure HOLDRS in any jurisdiction where the offer or sale is not permitted.

      The Internet Infrastructure HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Internet Infrastructure HOLDRS or of the underlying securities through an investment in the Internet Infrastructure HOLDRS.

                                    SUMMARY

      The Internet Infrastructure HOLDRS trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet Infrastructure HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

      The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the Internet infrastructure segment of the Internet industry. The Internet infrastructure segment of the Internet industry consists of companies that, among other things, provide software and related services, which allow Internet companies to better manage their Web sites and improve online communications. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Internet Infrastructure HOLDRS is specified under "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS." This group of common stocks, and the securities of any company that may be added to the Internet Infrastructure HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 18 companies included in the Internet Infrastructure HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Internet Infrastructure HOLDRS are separate from the underlying common stocks that are represented by the Internet Infrastructure HOLDRS. On January 19, 2001, there were 7,381,100 Internet Infrastructure HOLDRS outstanding.

                                  RISK FACTORS

      An investment in Internet Infrastructure HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Internet Infrastructure HOLDRS, including the risks associated with a concentrated investment in Internet infrastructure companies.

General Risk Factors

     . Loss of investment. Because the value of Internet Infrastructure HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Internet Infrastructure HOLDRS if the underlying securities decline in value.

     . Discount trading price. Internet Infrastructure HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the Internet infrastructure segment of the Internet industry. At the time of the initial offering, the companies included in the Internet Infrastructure HOLDRS were generally considered to be involved in various aspects of the Internet infrastructure segment of the Internet industry, however, the underlying securities and the Internet Infrastructure HOLDRS may not necessarily follow the price movements of the entire Internet infrastructure segment. If the underlying securities decline in value, your investment in the Internet Infrastructure HOLDRS will decline in value, even if common stock prices of companies in the Internet infrastructure segment of the Internet industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Internet Infrastructure HOLDRS may not be involved in the Internet infrastructure segment of the Internet industry. In this case, the Internet Infrastructure HOLDRS may not consist of securities issued only by companies involved in the Internet infrastructure segment of the Internet industry.

     . Not necessarily comprised of solely Internet infrastructure companies. As a result of distributions of securities by companies included in the Internet Infrastructure HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Internet Infrastructure HOLDRS and that are not involved in the Internet infrastructure segment of the Internet industry may be included in the Internet Infrastructure HOLDRS. Pursuant to an amendment to the depositary trust agreement, the securities of a new company will only be distributed from the Internet Infrastructure HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Internet Infrastructure HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. As there are only 11, broadly defined sector classifications, the use of Standard and Poor's sector classifications to determine whether a new company will be included in the Internet Infrastructure HOLDRS provides no assurance that each new company included in the Internet Infrastructure HOLDRS will be involved in the Internet infrastructure segment of the Internet industry. Currently, the underlying securities included in the Internet Infrastructure HOLDRS are represented in the Technology and Consumer Cyclicals sectors. Since each sector classification is defined so broadly, the securities of a new company could have the same sector classification as a company currently included in the Internet Infrastructure HOLDRS yet not be involved in the Internet infrastructure segment of the Internet industry. In addition, the sector classifications of securities included in the Internet Infrastructure HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both. Therefore, additional sector classifications may be represented in the Internet Infrastructure HOLDRS which may also result in the inclusion in the Internet Infrastructure HOLDRS, of the securities of a new company that is not involved in the Internet infrastructure segment of the Internet industry.

     . No investigation of underlying securities. The underlying securities initially included in the Internet Infrastructure HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the Internet infrastructure segment of the Internet industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Internet Infrastructure HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Internet Infrastructure HOLDRS may not necessarily be a diversified investment in the Internet infrastructure segment of the Internet industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Internet Infrastructure HOLDRS, may also reduce diversification. Internet Infrastructure HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Internet Infrastructure HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Internet Infrastructure HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Internet Infrastructure HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Internet Infrastructure HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Internet Infrastructure HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Internet Infrastructure HOLDRS, you will not be able to trade Internet Infrastructure HOLDRS and you will only be able to trade the underlying securities if you cancel your Internet Infrastructure HOLDRS and receive each of the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Internet Infrastructure HOLDRS. If the Internet Infrastructure HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Internet Infrastructure HOLDRS are listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Internet Infrastructure HOLDRS are delisted. There are currently 18 companies whose securities are included in the Internet Infrastructure HOLDRS.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities that were originally included in the Internet Infrastructure HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, may engage in investment banking or may provide other services for issuers of the underlying securities.

      Risk Factors Specific to the Internet Infrastructure Segment of the Internet Industry



     . The stock prices of companies involved in the Internet infrastructure segment of the Internet industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Internet Infrastructure HOLDRS, and you could lose a substantial part of your investment. The trading prices of the stocks of Internet infrastructure companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

            .   general market fluctuations;

            . actual or anticipated variations in companies' quarterly operating results;

            . announcements of technological innovations by competitors of the companies included in the Internet Infrastructure HOLDRS;

            .   changes in financial estimates by securities analysts;

            . changes in the market valuations of Internet infrastructure companies;

            . legal or regulatory developments affecting companies included in the Internet Infrastructure HOLDRS or in the Internet infrastructure segment of the Internet industry;

            . announcements by Internet infrastructure companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

            .   additions or departures of key personnel; and

            . sales of Internet infrastructure companies' common stock or other securities in the open market.

        In addition, the trading prices of Internet infrastructure stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many Internet infrastructure stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of Internet infrastructure companies, generally, could depress the stock prices of an Internet infrastructure company regardless of Internet infrastructure companies' results. The sharp decline in the market price of many Internet-related companies in 2000 is an example of this effect. Other broad market and industry factors may decrease the stock price of Internet infrastructure stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession or interest rate or currency rate fluctuations, also may decrease the market price of Internet infrastructure stocks.

        As a result of fluctuations in the trading prices of the companies included in the Internet Infrastructure HOLDRS, the trading price of Internet Infrastructure HOLDRS has fluctuated significantly. The initial offering price of an Internet Infrastructure HOLDR, on February 24, 2000, was $96.67 and over the last year it has reached a high of 109 7/8 and a low of 15 3/4.

     . Internet infrastructure companies must keep pace with rapid technological change to remain competitive. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. These market characteristics are heightened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Internet companies' success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service. Failure to adapt to such changes would harm their business. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure.

     . New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many Internet infrastructure companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, results of operations and financial condition of Internet infrastructure companies.

     . If Internet use fails to grow and be accepted as a medium for online commerce and communication demand for the products and services of Internet infrastructure companies will decline. Future revenues and any future profits of Internet infrastructure companies depend substantially upon the widespread acceptance and use of the Internet and other online services as an effective medium of communication and commerce by consumers. Rapid growth in the use of and interest in the Web, the Internet and other online services is a recent phenomenon. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of communication and commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and few proven services and products exist. Internet companies rely on consumers who have previously used traditional means of commerce to exchange information and to purchase goods and services. For the businesses of Internet infrastructure companies to grow, consumers must accept and use new ways of conducting business and exchanging information on the Internet.

     . If Internet infrastructure companies fail to increase market awareness of their brands they will lose revenue opportunities and their sales will suffer. Failure of many Internet infrastructure companies to promote their respective brand names or the incurrence of significant expenses promoting and maintaining brand names could have a material adverse effect on the business, results of operations and financial condition of many Internet infrastructure companies. Due in part to the emerging nature of the market for Internet management solutions offered by Internet infrastructure companies, there may be a time-limited opportunity to achieve and maintain a significant market share. Therefore, market awareness of the brand names of many of these companies is critical to achieving widespread acceptance of their products and services. There can be no assurance that Internet infrastructure companies will be successful in increasing market awareness of their brands.

     . The ability of many Internet infrastructure companies to offer their products and services depends on their ability to manage rapid growth, which if inefficiently managed, could adversely affect their revenues. Many Internet infrastructure companies are, or plan to, rapidly expand their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources of many Internet infrastructure companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

     . Inability to adequately protect proprietary rights may harm the competitive positions of many Internet infrastructure companies. Many Internet infrastructure companies rely on a combination of copyrights, trademarks, service marks and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, Internet infrastructure companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require Internet infrastructure companies to enter into royalty or licensing agreements. Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving, and the future viability or value of any of the intellectual property rights of Internet infrastructure companies is uncertain.

     . Many Internet infrastructure companies are developing strategies to generate additional revenues for their products and services outside the United States and if these strategies fail it could result in slower revenue growth and losses. Many Internet infrastructure companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, many Internet infrastructure companies cannot be certain that investments in establishing facilities in other countries will produce anticipated revenues as they have limited experience developing localized versions of their products and services and marketing products and services internationally.

     . Many companies included in the Internet Infrastructure HOLDRS have a limited operating history which makes financial forecasting difficult. Many companies included in the Internet Infrastructure HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. An Internet infrastructure company's ability to forecast accurately its quarterly revenue is limited because its software products have a long sales cycle that makes it difficult to predict the quarter in which it can recognize revenue, and because of the variability of client demand for its professional services. The business, operating results and financial condition of Internet infrastructure companies may be materially adversely affected if their revenues do not meet their projections.

     . System failures, interruptions or shutdowns may cause loss of customers. The success of many Internet infrastructure companies depends upon the efficient and uninterrupted operation of their computer and communications systems and the Internet. The recent and rapid growth in Internet traffic has caused frequent periods of decreased performance and if Internet usage continues to grow as anticipated, the infrastructure may not be able to support the level of usage and its performance and reliability may decline. If outages or delays on the Internet increase, overall Internet usage could grow more slowly or decline. Due to capacity limits on technology, transaction processing systems and network hardware and software, some Internet infrastructure companies will be required to expand and upgrade their systems and technology. It may be difficult for these companies to project the increased usage and upgrade systems in a timely manner. Any prolonged failure, interruption, or period of decreased performance could seriously damage the reputation of these Internet infrastructure companies, result in a loss of customers and negatively affect results of operations.

     . Many Internet infrastructure companies are dependent on their ability to continue to retain and attract highly skilled technical and managerial personnel to develop and operate their businesses. The success of many Internet infrastructure companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these key officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these Internet infrastructure companies will be able to continue to attract and retain qualified personnel.

     . Many Internet infrastructure companies have a history of incurring losses which may make it difficult for these companies to fund their future operations. Many Internet infrastructure companies have incurred significant losses since their inception and they may continue to incur losses for the foreseeable future. Many of these Internet infrastructure companies will also continue to incur losses as additional costs are incurred to develop new technology, products and services, expand marketing and sales operations in existing and new markets and develop administrative facilities. If Internet infrastructure companies do not achieve and sustain profitability, their ability to respond effectively to market conditions, to make capital expenditures and to take advantage of business opportunities could be adversely affected.

                  HIGHLIGHTS OF INTERNET INFRASTRUCTURE HOLDRS

      This discussion highlights information regarding Internet Infrastructure HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Internet Infrastructure HOLDRS.

Issuer.......................  Internet Infrastructure
                               HOLDRS Trust.

The trust....................
                               The Internet Infrastructure HOLDRS Trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet Infrastructure HOLDRS and amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor............  Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated.

Trustee......................
                               The Bank of New York, a New York state-
                               chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.

Purpose of Internet
 Infrastructure HOLDRS.......
                               Internet Infrastructure HOLDRS are designed to achieve the following:

                               Diversification. Internet Infrastructure HOLDRS are designed to allow you to diversify your investment in the Internet infrastructure segment of the Internet industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                               Flexibility. The beneficial owners of Internet Infrastructure HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Internet Infrastructure HOLDRS, and can cancel their Internet Infrastructure HOLDRS to receive each of the underlying securities represented by the Internet Infrastructure HOLDRS.

                               Transaction costs. The expenses associated with buying and selling Internet Infrastructure HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets.................
                               The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the Internet infrastructure segment of the Internet industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement--Distributions" and "-- Reconstitution events." There are currently 18 companies included in the Internet Infrastructure HOLDRS.

                               The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Internet Infrastructure
HOLDRS.......................      The trust has issued, and may continue to
                               issue, Internet Infrastructure HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded common stock that are held by the trust. The Internet Infrastructure HOLDRS themselves are separate from the underlying securities that are represented by the Internet Infrastructure HOLDRS.

                               The following chart provides the

                               . names of the 18 issuers of the underlying securities currently represented by an Internet Infrastructure HOLDRS,

                               .  stock ticker symbols,

                               . share amounts currently represented by a round-lot of 100 Internet Infrastructure HOLDRS, and

                               .  principal U.S. market on which the
                                  securities of the selected companies are traded.

                                                                Primary
                                                        Share   Trading
                         Name of Company        Ticker Amounts   Market
                   ---------------------------  ------ ------- ----------
                   Akamai Technologies Inc.     AKAM        3  Nasdaq NMS
                   BEA Systems, Inc.            BEAS       10* Nasdaq NMS
                   BroadVision, Inc.            BVSN        9* Nasdaq NMS
                   Digital Island, Inc.         ISLD        2  Nasdaq NMS
                   E.piphany, Inc.              EPNY      1.5  Nasdaq NMS
                   Exodus Communications, Inc.  EXDS       12* Nasdaq NMS
                   InfoSpace, Inc.(/1/)         INSP        8* Nasdaq NMS
                   Inktomi Corporation          INKT        4  Nasdaq NMS
                   InterNAP Network Services
                    Corporation                 INAP        5  Nasdaq NMS
                   Kana Communications, Inc.    KANA        2  Nasdaq NMS
                   NaviSite, Inc.               NAVI        2* Nasdaq NMS
                   Openwave Systems Inc.(/2/)   OPWV    3.221* Nasdaq NMS
                   Portal Software, Inc.        PRSF        6  Nasdaq NMS
                   RealNetworks, Inc.           RNWK        6  Nasdaq NMS
                   USinternetworking, Inc.      USIX        3* Nasdaq NMS
                   VeriSign, Inc.(/3/)          VRSN     6.15* Nasdaq NMS
                   Vignette Corporation         VIGN        6* Nasdaq NMS
                   Vitria Technology, Inc.      VITR        4* Nasdaq NMS

                               --------

                               * Reflects previous stock split or business
                                 combination transaction.

                               (/1/)Infospace.com, Inc. changed its name to
                                    Infospace, Inc.

                               (/2/)On November 17, 2000, Phone.com completed
                                    its merger with Software.com to form
                                    Openwave Systems, Inc., exchanging 1.6105 shares of Phone.com common stock for each share of Software.com common stock. As a result, the two shares of Software.com previously represented in each round-lot of 100 Internet Infrastructure HOLDRS have been exchanged for 3.221 shares of Phone.com. On November 20, 2000, Phone.com shares began trading on Nasdaq NMS under the symbol "OPWV."

                               (/3/)On June 9, 2000, VeriSign, Inc. completed
                                    its acquisition of Network Solutions,
                                    Inc., exchanging 1.075 shares of VeriSign common stock for each share of Network Solutions common stock. As a result, the two shares of Network Solutions previously represented in each round-lot of 100 Internet Infrastructure HOLDRS have been exchanged for 2.15 shares of VeriSign. The share amount of VeriSign represented by a round-lot of 100 Internet Infrastructure HOLDRS is now 6.15.

                               These companies generally were considered to be among the 18 largest and most liquid companies involved in the Internet infrastructure segment of the Internet industry, as measured by market capitalization and trading volume on February 7, 2000. The market capitalization of a company was determined by multiplying the market price of its common stock by the number of outstanding shares of its common stock.

                               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Internet Infrastructure HOLDRS in a round-lot of 100 Internet Infrastructure HOLDRS and round-lot multiples. The trust will only issue Internet Infrastructure HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet Infrastructure HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS.

                               The number of outstanding Internet
                               Infrastructure HOLDRS will increase and
                               decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Internet Infrastructure HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases....................
                               You may acquire Internet Infrastructure HOLDRS in two ways:

                               . through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                               . through a cash purchase in the secondary trading market.

Issuance and cancellation
fees.........................  If you wish to create Internet Infrastructure
                               HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Internet Infrastructure HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS. If you wish to cancel your Internet Infrastructure HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS.

Commissions..................
                               If you choose to deposit underlying securities in order to receive Internet Infrastructure HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee, described above.

Custody fees.................  The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet Infrastructure HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Internet Infrastructure HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Internet
Infrastructure HOLDRS........      You have the right to withdraw the
                               underlying securities upon request by
                               delivering a round-lot or integral multiple of a round-lot of Internet Infrastructure HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Internet Infrastructure HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of the fractional share. Except with respect to the right to vote for dissolution of the trust, the Internet Infrastructure HOLDRS themselves will not have voting rights.

Rights relating to the
underlying securities........      As an owner of an Internet Infrastructure
                               HOLDR, you have the right to:

                               .  Receive all shareholder disclosure
                                  materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                               . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                               . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees; any distributions of securities by an issuer of underlying securities will be deposited into the trust and become part of the Internet Infrastructure HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities have a Standard & Poor's sector classification that is different from the sector classifications represented in the Internet Infrastructure HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be available to you, may be disposed of or may lapse.

                                  If you wish to participate in a tender offer for underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must obtain the underlying securities by surrendering your Internet Infrastructure HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events........
                                  The depositary trust agreement provides for the automatic distribution of underlying securities from the Internet Infrastructure HOLDRS to you in the following four circumstances:

                               A. If an issuer of underlying securities no
                                  longer has a class of common stock
                                  registered under section 12 of the
                                  Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

                               B. If the SEC finds that an issuer of
                                  underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

                               C. If the underlying securities of an issuer
                                  cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Internet Infrastructure HOLDRS, only if the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the Internet Infrastructure HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. In any other case, the additional securities received will be deposited into the trust.


                               D. If an issuer's underlying securities are
                                  delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the securities are delisted.

                               To the extent a distribution of underlying securities from the Internet Infrastructure HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                              In addition, securities of a new company will be added to the Internet Infrastructure HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received
                              (1) have a Standard & Poor's sector
                              classification that is different from the sector classification of any other security then included in the Internet Infrastructure HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS.

                              It is anticipated, as a result of the broadly defined Standard & Poor's sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in Internet Infrastructure HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Internet Infrastructure HOLDRS will be distributed from the Internet Infrastructure HOLDRS to you.

Standard & Poor's sector      Standard & Poor's Corporation is an independent
classifications.............  source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard
                              & Poor's sector classifications and each class of publicly traded securities of a company are each given only one sector classification. The securities included in the Internet
                              Infrastructure HOLDRS are currently represented in the Technology and Consumer Cyclicals sectors. The Standard & Poor's sector classifications of the securities included in the Internet Infrastructure HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.


Termination events..........
                              A. The Internet Infrastructure HOLDRS are
                                 delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Internet Infrastructure HOLDRS are delisted.

                              B. The trustee resigns and no successor trustee
                                 is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                              C. 75% of beneficial owners of outstanding
                                 Internet Infrastructure HOLDRS vote to
                                 dissolve and liquidate the trust.

                               If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Federal income tax             The federal income tax laws will treat a U.S.
consequences.................  holder of Internet Infrastructure HOLDRS as directly owning the underlying securities. The
                               Internet Infrastructure HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing......................
                               The Internet Infrastructure HOLDRS are listed on the American Stock Exchange under the symbol "IIH." On January 24, 2001, the last reported sale price of the Internet Infrastructure HOLDRS on the American Stock Exchange was 25.19.

Trading......................
                               Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Internet Infrastructure HOLDRS. Bid and ask prices, however, are quoted per single Internet Infrastructure HOLDR.

Clearance and settlement.....
                               Internet Infrastructure HOLDRS have been issued in book-entry form. Internet Infrastructure HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Internet Infrastructure HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the Internet Infrastructure HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Internet Infrastructure HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Internet Infrastructure HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of February 18, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Internet Infrastructure HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

      The Internet Infrastructure HOLDRS trust is intended to hold deposited shares for the benefit of owners of Internet Infrastructure HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                 DESCRIPTION OF INTERNET INFRASTRUCTURE HOLDRS

      The trust has issued Internet Infrastructure HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." The trust may issue additional Internet Infrastructure HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Internet Infrastructure HOLDRS in a round-lot of 100 Internet Infrastructure HOLDRS and round-lot multiples. The trust will only issue Internet Infrastructure HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Internet Infrastructure HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS.

      Internet Infrastructure HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS."

      Beneficial owners of Internet Infrastructure HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Internet Infrastructure HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." Internet Infrastructure HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Internet Infrastructure HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Internet

Infrastructure HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Internet Infrastructure HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      Internet Infrastructure HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Internet Infrastructure HOLDRS are available only in book-entry form. Owners of Internet Infrastructure HOLDRS may hold their Internet Infrastructure HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various segments of the Internet infrastructure segment of the Internet industry and whose common stock is registered under section 12 of the Exchange Act. The issuers of the underlying securities were, as of February 7, 2000, among the largest capitalized and most liquid companies in the Internet infrastructure segment of the Internet industry as measured by market capitalization and trading volume.

      The Internet Infrastructure HOLDRS may no longer consist of securities issued by companies involved in the Internet infrastructure segment. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the Internet infrastructure segment of the Internet industry and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Internet Infrastructure HOLDRS, please refer to "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Internet Infrastructure HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities, see "Annex A."

      The following table and graph set forth the composite performance of all of the 18 underlying securities represented by a single Internet Infrastructure HOLDR, measured at the close of the business day on October 29, 1999, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month to January 22, 2001. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.


                         Closing
1999                      Price
----                     -------
October 29..............  34.30
November 30.............  48.64
December 31.............  72.26
2000
----
January 31..............  69.36
February 29.............  97.05
March 31................  69.67
April 28................  56.02
May 31..................  44.11

                         Closing
2000                      Price
----                     -------
June 30.................  59.95
July 31.................  49.30
August 31...............  59.84
September 29............  53.08
October 31..............  39.56
November 30.............  24.50
December 29.............  22.42
2001
----
January 22..............  22.04



                                  [LINE GRAPH]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of February 18, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Internet Infrastructure HOLDRS, provides that Internet Infrastructure HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

      The trustee. The Bank of New York serves as trustee for the Internet Infrastructure HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Internet Infrastructure HOLDRS. You may create and cancel Internet Infrastructure HOLDRS only in round-lots of 100 Internet Infrastructure HOLDRS. You may create Internet Infrastructure HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Internet Infrastructure HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet Infrastructure HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS. Similarly, you must surrender Internet Infrastructure HOLDRS in integral multiples of 100 Internet Infrastructure HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Internet Infrastructure HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of Internet Infrastructure HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Internet Infrastructure HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.

      Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Internet Infrastructure HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities are of a company with a Standard & Poor's sector classification that is different from the sector classifications of any other company represented in the Internet Infrastructure HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities the rights will be made available to you through the trustee, if practicable and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

      You will be obligated to pay any tax or other charge that may become due with respect to Internet Infrastructure HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Internet Infrastructure HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Internet Infrastructure HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Internet
Infrastructure HOLDRS to you in the following four circumstances:

    A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Internet Infrastructure HOLDRS only if, as provided in the amendment to the depositary trust agreement, the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the Internet Infrastructure HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. In any other case, the additional securities received as consideration will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date such securities are delisted.

      To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the Internet Infrastructure HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the Internet Infrastructure HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS.

      It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the Internet Infrastructure HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Internet Infrastructure HOLDRS will be distributed from the Internet Infrastructure HOLDRS to you.

      Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the Internet Infrastructure HOLDRS are currently represented in the Technology and Consumer Cyclicals sectors. The Standard & Poor's sector classifications of the securities included in the Internet Infrastructure HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Internet Infrastructure HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Internet Infrastructure HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Internet Infrastructure HOLDRS.

      Further issuances of Internet Infrastructure HOLDRS. The depositary trust agreement provides for further issuances of Internet Infrastructure HOLDRS on a continuous basis without your consent.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Internet Infrastructure HOLDRS will surrender their Internet Infrastructure HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Internet Infrastructure HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Internet Infrastructure HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Internet Infrastructure HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Internet Infrastructure HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Internet Infrastructure HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Internet Infrastructure HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Internet Infrastructure HOLDRS.

      Issuance and cancellation fees. If you wish to create Internet Infrastructure HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS. If you wish to cancel your Internet Infrastructure

HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create Internet Infrastructure HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee, described above.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet Infrastructure HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Internet Infrastructure HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and the Internet Infrastructure HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Internet Infrastructure HOLDRS.

      The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Internet Infrastructure HOLDRS for:

    .  a citizen or resident of the United States;

    . a corporation or partnership created or organized in the United States or under the laws of the United States;

    . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

    . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

    . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Internet Infrastructure HOLDRS as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address Internet Infrastructure HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Internet Infrastructure HOLDRS

      A receipt holder purchasing and owning Internet Infrastructure HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Internet Infrastructure HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Internet Infrastructure HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Internet Infrastructure HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Internet Infrastructure HOLDRS. Similarly, with respect to sales of Internet Infrastructure HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Internet Infrastructure HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Internet Infrastructure HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Internet Infrastructure HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

      With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

      If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value, determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

      Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

      Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Internet Infrastructure HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

      Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     .  at least 75% of its gross income is "passive income;" or

     . on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

      Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

      If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Internet Infrastructure HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

      A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

      With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

      A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Internet Infrastructure HOLDRS or of the underlying securities unless:

     . that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     . in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     . the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

      Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

      The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Internet Infrastructure HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Internet Infrastructure HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust issued Internet Infrastructure HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Internet Infrastructure HOLDRS. The trust delivered the initial distribution of Internet Infrastructure HOLDRS against deposit of the underlying securities in New York, New York on approximately February 29, 2000.

      Investors who purchase Internet Infrastructure HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

      Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has used, and may continue to use, this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Internet Infrastructure HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Internet Infrastructure HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Internet Infrastructure HOLDRS will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Internet Infrastructure HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Internet Infrastructure HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Internet Infrastructure HOLDRS. This prospectus relates only to Internet Infrastructure HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Internet Infrastructure HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Internet Infrastructure HOLDRS, have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000. All market prices in excess of one dollar are rounded to the nearest one-sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                        AKAMAI TECHNOLOGIES, INC. (AKAM)

      Akamai Technologies, Inc. provides software and services that help deliver the Web site content, streaming media and applications of Akamai customers to their Web site visitors. Akamai's technology is designed to improve the reliability and access speed to Web sites. Akamai's proprietary software also allows its customers to include enhanced content, such as graphics, advertisements, images and logos, software downloads and animation. Its software also manages Internet traffic patterns and delivers its customers' Internet content and applications through the most efficient route. Akamai currently sells its services through a direct sales force that targets the most heavily used Web sites and plans to use resellers and other indirect distribution channels to penetrate other markets.

           Closing           Closing           Closing           Closing           Closing             Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000      Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- ---------
January       *    January      *    January      *    January      *    January      *     January   249 1/8
February      *    February     *    February     *    February     *    February     *     February  261 1/4
March         *    March        *    March        *    March        *    March        *     March     160 13/16
April         *    April        *    April        *    April        *    April        *     April      98 7/8
May           *    May          *    May          *    May          *    May          *     May        66 3/4
June          *    June         *    June         *    June         *    June         *     June      118 3/4
July          *    July         *    July         *    July         *    July         *     July       78 55/64
August        *    August       *    August       *    August       *    August       *     August     75 9/16
September     *    September    *    September    *    September    *    September    *     September  52 33/64
October       *    October      *    October      *    October      *    October   145 3/16 October    51
November      *    November     *    November     *    November     *    November  237      November   28 3/4
December      *    December     *    December     *    December     *    December  327 3/8  December   21 1/16

      The closing price on January 24, 2001 was 35.38.

                            BEA SYSTEMS, INC. (BEAS)

      BEA Systems, Inc. develops software for companies to use in their electronic commerce activities. BEA's software allows companies to enhance their Web site content and functionality, and to integrate their electronic commerce activities with their existing operations. BEA's products are used in electronic billing services, customer service, securities trading, Web-based banking, electronic fund transfers, ATM networks, travel reservations and Internet sales. BEA uses its own direct sales force as well as vendors and system integration companies to market and sell its products.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- --------
January       *    January      *    January      *    January   4 59/64 January    3 29/64 January   37 11/16
February      *    February     *    February     *    February  6 23/32 February   4 9/32  February  63 9/32
March         *    March        *    March        *    March     7 1/32  March      3 29/32 March     36 11/16
April         *    April        *    April     1 1/2   April     5 9/16  April      3 25/32 April     48 1/4
May           *    May          *    May       3 5/16  May       5 1/64  May        5 3/32  May       36 1/8
June          *    June         *    June      4 9/16  June      5 47/64 June       7 9/64  June      49 7/16
July          *    July         *    July      4 27/32 July      4 29/32 July       6 1/8   July      43 1/16
August        *    August       *    August    4 19/32 August    3 13/16 August     6 1/32  August    68 1/16
September     *    September    *    September 4 15/32 September 5 13/32 September  8 53/64 September 77 7/8
October       *    October      *    October   3 3/8   October   4 29/32 October   11 13/32 October   71 3/4
November      *    November     *    November  3 19/32 November  3       November  20 5/16  November  58 9/16
December      *    December     *    December  4 21/64 December  3 1/16  December  34 31/32 December  67 5/16

      The closing price on January 24, 2001 was 67.81.

                            BROADVISION, INC. (BVSN)

      BroadVision, Inc. develops and markets software which allows companies to establish relationships directly with their customers, suppliers, partners, distributors and employees using the Internet. BroadVision's software is intended to facilitate electronic commerce, online customer service and support and online financial services. Its software enables companies to personalize and custom-tailor their Web site to a specific customers' business and personal needs. BroadVision markets and sells its products through its own direct sales force and through a channel of distributors, resellers and application service providers.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- --------
January       *    January      *    January     31/32 January     7/8   January    4 21/32 January   42 7/16
February      *    February     *    February  1       February  1 13/32 February   4 63/64 February  84 3/16
March         *    March        *    March       15/16 March     1 63/64 March      6 41/64 March     44 7/8
April         *    April        *    April       19/32 April     2 1/16  April      6 29/64 April     43 15/16
May           *    May          *    May         13/16 May       1 49/64 May        5 25/32 May       35 13/16
June          *    June       25/32  June        47/64 June      2 21/32 June       8 3/16  June      50 13/16
July          *    July       39/64  July        43/64 July      2 9/64  July       7 3/4   July      36 3/16
August        *    August     5/8    August      37/64 August    2 5/64  August    11 1/16  August    34 1/2
September     *    September  7/8    September   49/64 September 1 11/64 September 14 25/32 September 25 11/16
October       *    October    53/64  October     25/32 October   1 43/64 October   24 35/64 October   29 3/4
November      *    November   49/64  November    55/64 November  2 61/64 November  31 1/64  November  22 5/8
December      *    December   7/8    December    23/32 December  3 9/16  December  56 11/16 December  11 13/16

      The closing price on January 24, 2001 was 16.94.

                          DIGITAL ISLAND, INC. (ISLD)

      Digital Island, Inc. provides products and services for companies that use the Internet to conduct electronic commerce worldwide. Digital Island's technology and services, which include providing Web site content delivery, hosting, networking and application services for its customers, are designed to enhance the speed, security and functionality of its customer's Web sites. This allows for faster and more reliable electronic commerce transactions between Digital Island's customers and visitors to their Web sites. Digital Island markets its services predominantly through a direct sales force complemented by its indirect sales channels.

           Closing           Closing           Closing           Closing           Closing             Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000      Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- ---------
January       *    January      *    January      *    January      *    January      *     January    84 1/2
February      *    February     *    February     *    February     *    February     *     February  116 1/8
March         *    March        *    March        *    March        *    March        *     March      60 15/16
April         *    April        *    April        *    April        *    April        *     April      34 7/8
May           *    May          *    May          *    May          *    May          *     May        18 11/32
June          *    June         *    June         *    June         *    June      17 15/16 June       48 5/8
July          *    July         *    July         *    July         *    July      20 1/2   July       28 11/16
August        *    August       *    August       *    August       *    August    18 7/8   August     29 11/16
September     *    September    *    September    *    September    *    September 26       September  18 3/4
October       *    October      *    October      *    October      *    October   67 1/2   October    12 5/8
November      *    November     *    November     *    November     *    November  46 3/4   November    4 1/4
December      *    December     *    December     *    December     *    December  95 1/8   December    4 1/16

      The closing price on January 24, 2001 was 6.78.

                             E.PIPHANY, INC. (EPNY)

      E.piphany, Inc. develops, markets and sells software designed to assist companies establish, maintain and improve customer relationships in traditional and Internet sales, marketing and distribution channels. E.piphany licenses its software to large and medium sized businesses and provides consulting, implementation and maintenance services. E.piphany software enables companies to analyze data collected from their existing software systems and from third-party data providers to better understand and interact with their customers. Companies can then use this data to design and execute marketing campaigns as well as personalize products and services. E.piphany markets its products through its own direct sales force and indirectly through agreements with third parties to resell its software. On November 13, 2000 E.piphany effected a 3-for-2 stock split on its common stock to shareholders of record on October 30, 2000. The following table is adjusted to account for this split.

           Closing           Closing           Closing           Closing           Closing             Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000      Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- ---------
January       *    January      *    January      *    January      *    January      *     January   158
February      *    February     *    February     *    February     *    February     *     February  219 7/8
March         *    March        *    March        *    March        *    March        *     March     133 9/16
April         *    April        *    April        *    April        *    April        *     April      66 1/16
May           *    May          *    May          *    May          *    May          *     May        78 1/8
June          *    June         *    June         *    June         *    June         *     June      107 3/16
July          *    July         *    July         *    July         *    July         *     July       93 1/16
August        *    August       *    August       *    August       *    August       *     August    104
September     *    September    *    September    *    September    *    September  48 3/4  September  77 1/16
October       *    October      *    October      *    October      *    October    86      October    90 1/8
November      *    November     *    November     *    November     *    November  169 7/16 November   39 7/32
December      *    December     *    December     *    December     *    December  223 1/8  December   59 15/16

      The closing price on January 24, 2001 was 34.50.

                       EXODUS COMMUNICATIONS, INC. (EXDS)

      Exodus Communications, Inc. develops and markets Internet hosting software and services that are intended to improve performance of a Web site through monitoring to identify and resolve hardware, software, network and application problems before customer awareness. Exodus also offers professional services to assist customers in managing their Internet operations. Exodus markets its products primarily through its own direct sales force.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- -------
January       *    January      *    January      *    January      *    January    6 17/32 January   57 7/16
February      *    February     *    February     *    February     *    February   4 19/32 February  71 3/16
March         *    March        *    March        *    March     1 3/4   March      8 13/32 March     70 1/4
April         *    April        *    April        *    April     2 3/8   April     11 17/64 April     44 7/32
May           *    May          *    May          *    May       2 9/64  May        9 3/8   May       35 9/32
June          *    June         *    June         *    June      2 51/64 June      15       June      46 1/16
July          *    July         *    July         *    July      2 3/32  July      15 1/64  July      44 7/16
August        *    August       *    August       *    August    1 51/64 August    20 3/32  August    68 7/16
September     *    September    *    September    *    September 1 17/32 September 18 1/64  September 49 3/8
October       *    October      *    October      *    October   1 63/64 October   21 1/2   October   33 9/16
November      *    November     *    November     *    November  2 7/64  November  26 61/64 November  22 3/4
December      *    December     *    December     *    December  4 1/64  December  44 13/32 December  20

      The closing price on January 24, 2001 was 28.19.

                          INFOSPACE, INC. (INSP)

      InfoSpace, Inc. provides commerce, information and communication infrastructure services for wireless devices, merchants and Web sites. InfoSpace's consumer services include unified communication services, such as device-independent email and instant messaging; information services, such as integrated directory and news information; community services, including online address books and calendars; and the ability to offer collaboration services, such as real-time document sharing. InfoSpace also offers merchant services such as online store building and technology to promote merchant services. InfoSpace's wireless services include the ability to conduct secure commerce using single click buying, integrated information services such as real-time stock quotes, and communication services such as device-independent instant messaging and e-mail. InfoSpace's distribution network consists of its own direct sales force and reseller channels.

           Closing           Closing           Closing           Closing           Closing             Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000      Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- ---------
January       *    January      *    January      *    January      *    January    7 3/16  January    70 1/16
February      *    February     *    February     *    February     *    February   6 13/16 February  108 1/2
March         *    March        *    March        *    March        *    March     11 5/64  March      72 23/32
April         *    April        *    April        *    April        *    April     17 59/64 April      71 13/16
May           *    May          *    May          *    May          *    May       11 3/4   May        43 3/8
June          *    June         *    June         *    June         *    June      11 3/4   June       55 1/4
July          *    July         *    July         *    July         *    July      11 31/64 July       33 3/4
August        *    August       *    August       *    August       *    August    11 33/64 August     39
September     *    September    *    September    *    September    *    September 10 9/32  September  30 1/4
October       *    October      *    October      *    October      *    October   13 29/32 October    20 1/8
November      *    November     *    November     *    November     *    November  25 27/64 November   10 7/8
December      *    December     *    December     *    December  4 49/64 December  53 1/2   December    8 27/32

      The closing price on January 24, 2001 was 6.88.

                           INKTOMI CORPORATION (INKT)

      Inktomi Corporation develops and markets software applications designed to enhance the performance and efficiency of large-scale networks and address the challenges posed by the increase in network users and the resulting increase in traffic volume. Inktomi's software applications currently consist of network products which attempt to increase network efficiency by reducing congestion and data access delays. Its portal services, consisting of search, shopping and directory services, are designed to enable customers to incorporate their own content and communities to enhance user loyalty and revenue opportunities. Inktomi markets its products and services internationally through its own direct sales force and has established indirect distribution channels, including resellers, system integrators and joint marketing partners. On January 18, 2001, Inktomi announced plans to sell its commerce business to e-centives Inc.

           Closing           Closing           Closing           Closing            Closing             Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000      Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- --------- ---------
January       *    January      *    January      *    January      *     January   35 15/16 January    99 7/16
February      *    February     *    February     *    February     *     February  31 1/16  February  137 1/8
March         *    March        *    March        *    March        *     March     42 7/8   March     195
April         *    April        *    April        *    April        *     April     59 7/8   April     153 15/16
May           *    May          *    May          *    May          *     May       51 1/2   May       111 5/8
June          *    June         *    June         *    June       9 15/16 June      65 3/4   June      118 1/4
July          *    July         *    July         *    July      14 17/32 July      54 7/32  July      107
August        *    August       *    August       *    August    12 1/4   August    56 11/16 August    130 3/8
September     *    September    *    September    *    September 18 3/16  September 60 1/4   September 114
October       *    October      *    October      *    October   21 5/64  October   50 23/32 October    63 7/16
November      *    November     *    November     *    November  33 3/32  November  64 17/32 November   26 1/16
December      *    December     *    December     *    December  32 11/32 December  88 3/4   December   17 7/8

      The closing price on January 24, 2001 was 18.63.

                  INTERNAP NETWORK SERVICES CORPORATION (INAP)

      InterNAP Network Services Corporation is a provider of Internet connectivity services targeted at businesses. InterNAP develops and markets routing infrastructure, which are products that move data to and from destinations on the Internet. InterNAP's customers are directly connected to one of InterNAP's routes which transfers data the customer receives and sends to its Web site visitors. InterNAP's routes are designed to increase the speed of data transmission by bypassing Internet congestion and reducing data loss. InterNAP markets and sells its products primarily through its own direct sales force, but is also developing indirect sales channels.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
  ----     ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- --------
January       *    January      *    January      *    January      *    January      *    January   61 1/2
February      *    February     *    February     *    February     *    February     *    February  97
March         *    March        *    March        *    March        *    March        *    March     46
April         *    April        *    April        *    April        *    April        *    April     38 1/2
May           *    May          *    May          *    May          *    May          *    May       28 5/8
June          *    June         *    June         *    June         *    June         *    June      41 33/64
July          *    July         *    July         *    July         *    July         *    July      34 7/64
August        *    August       *    August       *    August       *    August       *    August    36
September     *    September    *    September    *    September    *    September 22 5/16 September 32 5/16
October       *    October      *    October      *    October      *    October   46 3/16 October   16
November      *    November     *    November     *    November     *    November  47 1/8  November  11
December      *    December     *    December     *    December     *    December  86 1/2  December   7 1/4

      The closing price on January 24, 2001 was 8.38.

                        KANA COMMUNICATIONS, INC. (KANA)

      Kana Communications, Inc. develops and markets communications and relationship management software products and services for Internet businesses. Its products include applications to assist businesses with customer services, commerce and direct marketing. Its services include offering its application products on a hosted basis, in addition to professional consulting services. Kana offers its products on a licensed and hosted basis. Kana markets its products and services through its own direct sales force in the United States, Europe, Australia and Japan, as well as through its telemarketing representatives, resellers and sales alliances.

           Closing           Closing           Closing           Closing            Closing             Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999      Price     2000      Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- --------- --------- ---------
January      *     January     *     January     *     January     *     January       *     January   124 31/32
February     *     February    *     February    *     February    *     February      *     February  142 1/2
March        *     March       *     March       *     March       *     March         *     March      68
April        *     April       *     April       *     April       *     April         *     April      42 9/16
May          *     May         *     May         *     May         *     May           *     May        44 13/16
June         *     June        *     June        *     June        *     June          *     June       61 7/8
July         *     July        *     July        *     July        *     July          *     July       36 3/4
August       *     August      *     August      *     August      *     August        *     August     40 1/8
September    *     September   *     September   *     September   *     September  24 15/16 September  22 1/4
October      *     October     *     October     *     October     *     October    42 1/16  October    23 1/2
November     *     November    *     November    *     November    *     November   73 1/2   November    12 5/8
December     *     December    *     December    *     December    *     December  102 1/2   December    11 1/2

      The closing price on January 24, 2001 was 9.44.

                             NAVISITE, INC. (NAVI)

      NaviSite, Inc. offers Web site and Internet application hosting and management services to its customers to manage the creation, configuration, hosting, management and support of its customers Web sites. NaviSite also provides its customers with access to its own data centers which provide direct connections to the Internet, and which can increase the reliability and speed of data transfer to and from the customers' Web site. NaviSite markets its services through its own direct sales force and customer referrals based on industry relationships.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- --------
January      *     January     *     January     *     January     *     January      *    January   51 7/16
February     *     February    *     February    *     February    *     February     *    February  94 1/4
March        *     March       *     March       *     March       *     March        *    March     60 7/8
April        *     April       *     April       *     April       *     April        *    April     46 7/16
May          *     May         *     May         *     May         *     May          *    May       43 3/8
June         *     June        *     June        *     June        *     June         *    June      41 13/16
July         *     July        *     July        *     July        *     July         *    July      40 9/16
August       *     August      *     August      *     August      *     August       *    August    48 1/8
September    *     September   *     September   *     September   *     September    *    September 26 15/16
October      *     October     *     October     *     October     *     October   23 1/2  October   10 3/16
November     *     November    *     November    *     November    *     November  26 1/2  November   2 1/2
December     *     December    *     December    *     December    *     December  50      December   2 11/32

      The closing price on January 24, 2001 was 4.00.

                       OPENWAVE SYSTEMS, INC. (OPWV)

      Openwave Systems, Inc. develops and sells infrastructure and application software products designed to enable the delivery of e-mail, voicemail, unified messaging, directory and wireless Internet access for Internet protocol-based networks. Openwave provides software, applications and services that enable the delivery of Internet-based information and voice services to mass-market wireless telephones as well as mass-market wireline devices. Openwave provides these services to communications service providers, including wireless and wireline carriers, Internet service providers, portals and broadband service providers. Openwave sells its products through its own direct sales force and through the use of third-party resellers. On November 17, 2000, Phone.com completed its merger with Software.com to form Openwave Systems, Inc.

           Closing           Closing           Closing           Closing            Closing             Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999      Price     2000      Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- --------- --------- ---------
January       *    January      *    January      *    January      *    January       *     January   110
February      *    February     *    February     *    February     *    February      *     February  139 5/8
March         *    March        *    March        *    March        *    March         *     March     163 1/8
April         *    April        *    April        *    April        *    April         *     April      84
May           *    May          *    May          *    May          *    May           *     May        69 15/16
June          *    June         *    June         *    June         *    June       28       June       65 1/8
July          *    July         *    July         *    July         *    July       31 3/32  July       79 7/8
August        *    August       *    August       *    August       *    August     59 1/16  August     92 7/16
September     *    September    *    September    *    September    *    September  75 3/4   September 113 5/8
October       *    October      *    October      *    October      *    October   102 3/4   October    92 9/16
November      *    November     *    November     *    November     *    November  145       November   45 5/8
December      *    December     *    December     *    December     *    December  115 15/16 December   47 15/16

      The closing price on January 24, 2001 was 70.06.

                          PORTAL SOFTWARE, INC. (PRSF)

      Portal Software, Inc. develops and markets customer management and billing software for businesses that provide Internet-based services. Portal's software is designed to allow a business to perform accounting, reporting and marketing activities. Its software can provide services on a "real-time" basis for such activities as account creation, user authentication and authorization, pricing, billing and customer service. Its customers include Internet service providers, online businesses and online divisions of telecommunications carriers. Portal markets and sells its products through a combination of its direct sales force and distribution partners.

           *losing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- --------
January       *    January      *    January      *    January      *    January      *     January   49 5/8
February      *    February     *    February     *    February     *    February     *     February  75 1/8
March         *    March        *    March        *    March        *    March        *     March     56 15/16
April         *    April        *    April        *    April        *    April        *     April     45 7/8
May           *    May          *    May          *    May          *    May       24 9/16  May       40 1/4
June          *    June         *    June         *    June         *    June      23 5/32  June      63 7/8
July          *    July         *    July         *    July         *    July      20 59/64 July      50 23/64
August        *    August       *    August       *    August       *    August    23 17/32 August    55 1/4
September     *    September    *    September    *    September    *    September 19 3/8   September 40
October       *    October      *    October      *    October      *    October   32 11/16 October   35 3/16
November      *    November     *    November     *    November     *    November  58 17/32 November   6 3/8
December      *    December     *    December     *    December     *    December  51 7/16  December   7 27/32

      The closing price on January 24, 2001 was 11.75.

                           REALNETWORKS, INC. (RNWK)

      RealNetworks, Inc. develops and markets software products and services designed to enable users of personal computers and digital devices to send and receive multi-media content, including audio, video, text and animation, over the Internet and on private networks. RealNetworks' RealSystem G2 provides technology to allow Web sites to broadcast live and recorded audio, video and other multi-media programming simultaneously to a large number of users over Internet connections. Consumers, using the RealPlayer G2, are able to view and listen to content from Web sites that use RealNetworks technology. RealNetworks' also provides a digital music management system that is designated to allow consumers to acquire, record, store, organize and play their personal music collections on personal computers and digital playback devices. RealNetworks offers the basic versions of its products to consumers for free and sells the premium versions of its products. It derives revenues from software license fees, service fees and advertising. RealNetworks markets its products and services directly through the Internet, where substantially all of its products can be purchased and delivered from its Web site, through its own sales force and indirectly through value-added resellers and other distributors.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- --------
January       *    January      *    January      *    January   3 3/4   January   17 45/64 January   78 19/32
February      *    February     *    February     *    February  3 3/4   February  17 17/32 February  70 5/16
March         *    March        *    March        *    March     7 1/4   March     30 35/64 March     56 15/16
April         *    April        *    April        *    April     8 31/64 April     55 3/8   April     47 5/8
May           *    May          *    May          *    May       5 25/32 May       35 7/16  May       36 5/16
June          *    June         *    June         *    June      9 21/64 June      34 7/16  June      50 9/16
July          *    July         *    July         *    July      7 27/64 July      38 5/32  July      42 7/16
August        *    August       *    August       *    August    4 15/16 August    40 7/8   August    48 11/16
September     *    September    *    September    *    September 8 43/64 September 52 9/32  September 39 3/4
October       *    October      *    October      *    October   8 27/64 October   54 27/32 October   20 39/64
November      *    November     *    November  3 27/32 November  9 1/2   November  69 3/4   November  12 7/16
December      *    December     *    December  3 15/32 December  8 31/32 December  60 5/32  December   8 11/16

      The closing price on January 24, 2001 was 11.06.

                         USINTERNETWORKING, INC. (USIX)

      USinternetworking, Inc. implements, operates and supports packaged software applications, which are collections of different software applications from leading software companies. USinternetworking packages these software applications to meet a broad range of business needs of a company. This packaged application can be accessed and used over the Internet. USinternetworking implements these applications in its own data centers, configures them to meet the needs of its clients and packages them with security, Internet access, back-up and operational support. USinternetworking's primary source of revenue is from monthly service fees paid by its customers in exchange for its services. USinternetworking offers its products and services through its own direct sales organization based in the United States.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- --------
January       *    January      *    January      *    January      *    January      *     January   29
February      *    February     *    February     *    February     *    February     *     February  44 1/2
March         *    March        *    March        *    March        *    March        *     March     38 3/4
April         *    April        *    April        *    April        *    April     22 23/32 April     24 7/8
May           *    May          *    May          *    May          *    May       12 15/16 May       17 15/16
June          *    June         *    June         *    June         *    June      18 43/64 June      20 7/16
July          *    July         *    July         *    July         *    July      12 11/64 July      15 7/8
August        *    August       *    August       *    August       *    August     6 43/64 August    10 5/16
September     *    September    *    September    *    September    *    September 13 57/64 September  6 43/64
October       *    October      *    October      *    October      *    October   14 13/16 October    2 5/16
November      *    November     *    November     *    November     *    November  24 23/64 November   2 25/32
December      *    December     *    December     *    December     *    December  46 37/64 December   5

      The closing price on January 24, 2001 was 4.03.

                             VERISIGN, INC. (VRSN)

      VeriSign, Inc. provides Internet-based services used by Web sites, businesses and consumers to conduct secure communications and transactions over wired and wireless Internet protocol networks. Organizations that provide large-scale electronic commerce services, communications and other information services over the Internet may offer these security services to consumers to attract users. VeriSign markets its services directly through its Web site, direct sales force, telephone sales, system integrators, value-added resellers and affiliates.

           Closing           Closing           Closing           Closing             Closing             Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999      Price     2000      Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- --------- --------- ---------
January       *    January      *    January      *    January    6 3/8   January    23 13/16 January   161 3/8
February      *    February     *    February     *    February   7 5/32  February   24 1/2   February  253
March         *    March        *    March        *    March     11       March      38 1/2   March     149 1/2
April         *    April        *    April        *    April      9 19/32 April      28 3/4   April     139 3/8
May           *    May          *    May          *    May        7 63/64 May        29 5/8   May       135 3/8
June          *    June         *    June         *    June       9 11/32 June       43 1/8   June      176 1/2
July          *    July         *    July         *    July       7 3/4   July       37 1/16  July      158 11/16
August        *    August       *    August       *    August     7 3/32  August     54 5/32  August    198 7/8
September     *    September    *    September    *    September  6 13/16 September  53 1/4   September 202 9/16
October       *    October      *    October      *    October    7 43/64 October    61 3/4   October   132
November      *    November     *    November     *    November  10 1/32  November   92 29/32 November   86 11/16
December      *    December     *    December     *    December  14 25/32 December  190 5/8   December   74 3/16

      The closing price on January 24, 2001 was 81.50.

                          VIGNETTE CORPORATION (VIGN)

      Vignette Corporation develops and markets software products and services that are designed to enable Internet companies to develop and manage online customer relationships, attract, engage and retain their customers, partners and suppliers online. Vignette's products and services are intended to enable its clients to personalize and customize interaction across multiple communication channels. Vignette also has products that are designed to provide customers the ability to measure the return on investment of all their online relationships and initiatives. Vignette primarily markets its products through its own direct sales force.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- --------
January       *    January      *    January      *    January      *    January      *     January   65
February      *    February     *    February     *    February     *    February   9 3/64  February  76 53/64
March         *    March        *    March        *    March        *    March     12 35/64 March     53 27/64
April         *    April        *    April        *    April        *    April     15 53/64 April     48 3/16
May           *    May          *    May          *    May          *    May        9 7/8   May       27 9/16
June          *    June         *    June         *    June         *    June      12 1/2   June      52 1/32
July          *    July         *    July         *    July         *    July      10 43/64 July      33 7/8
August        *    August       *    August       *    August       *    August    11 19/64 August    38 1/8
September     *    September    *    September    *    September    *    September 15 5/64  September 29 7/8
October       *    October      *    October      *    October      *    October   26 21/64 October   29 13/16
November      *    November     *    November     *    November     *    November  34 31/64 November  15 3/4
December      *    December     *    December     *    December     *    December  54 21/64 December  18

      The closing price on January 24, 2001 was 8.67.

                         VITRIA TECHNOLOGY, INC. (VITR)

      Vitria Technology, Inc. provides software for conducting business and electronic commerce over the Internet. Vitria's product, BusinessWare, is designed to enable companies to automate business processes and integrate the underlying information technology systems and to enable incompatible information technology systems to exchange information over corporate networks and the Internet automatically, without human intervention. The BusinessWare technology allows companies to monitor inefficiencies in online business transactions, and it can adapt to changes in business conditions. Vitria licenses its product and sells its services throughout the world primarily through its own direct sales force. Vitria also uses system integrators, technology vendors and value-added resellers to market and sell its software.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- --------
January       *    January      *    January      *    January      *    January      *     January   49
February      *    February     *    February     *    February     *    February     *     February  94 5/16
March         *    March        *    March        *    March        *    March        *     March     50 13/32
April         *    April        *    April        *    April        *    April        *     April     36 15/16
May           *    May          *    May          *    May          *    May          *     May       35
June          *    June         *    June         *    June         *    June         *     June      61 1/8
July          *    July         *    July         *    July         *    July         *     July      47 1/4
August        *    August       *    August       *    August       *    August       *     August    47
September     *    September    *    September    *    September    *    September  9 3/16  September 46 5/8
October       *    October      *    October      *    October      *    October   16 31/64 October   26 7/8
November      *    November     *    November     *    November     *    November  24 61/64 November  15 5/8
December      *    December     *    December     *    December     *    December  58 1/2   December   7 3/4

      The closing price on January 24, 2001 was 8.72.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 [LOGO OF INTERNET INFRASTRUCTURE HOLDRS TRUST]

                       1,000,000,000 Depositary Receipts

                    Internet Infrastructure HOLDRS SM Trust

                             ---------------------

                              P R O S P E C T U S

                             ---------------------

                             January 26, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated.

      Securities and Exchange Commission registration fee............. $290,136
      Printing and engraving expenses.................................  150,000
      Legal fees and expenses.........................................  200,000
      Rating agency fees..............................................        0
      Miscellaneous...................................................    9,864
                                                                       --------
        Total......................................................... $650,000

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement , or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on January 26, 2001.

                                          Merrill Lynch, Pierce, Fenner &
                                          Smith
                                                     Incorporated

                                                            *
                                          By: _________________________________
                                            Name: Ahmass L. Fakahany

                                            Title: Senior Vice President

                                                  and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on January 26, 2001.

                      Signature                               Title
                      ---------                               -----
                          *                         Director
     ___________________________________________
                  John L. Steffens

                          *                         Director
     ___________________________________________
                  E. Stanley O'Neal

                          *                         Director
     ___________________________________________
                 George A. Schieren

                                                    Director
     ___________________________________________
                  Thomas H. Patrick

                          *                         Senior Vice President and
     ___________________________________________    Chief Financial Officer
                 Ahmass L. Fakahany

                          *                         First Vice President and
     ___________________________________________    Controller
                  Dominic A. Carone


      *By:   /s/ Stephen G. Bodurtha                Attorney-in-Fact
              ---------------------------------

                    Stephen G. Bodurtha

                               INDEX TO EXHIBITS

 Exhibits
 --------
   *4.1   Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of New York, as
          Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS
   *4.2   Form of Amendment No. 2 to the Standard Terms for Depositary Trust
          Agreements
   *5.1   Opinion of Shearman & Sterling regarding the validity of the Internet
          Infrastructure HOLDRS Receipts
   *8.1   Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences
  *24.1   Power of Attorney (included in Part II of Registration Statement)
  *24.2   Power of Attorney of Dominic Carone

--------
* Previously filed